SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 7, 2002

(Date of earliest event reported)

R&G FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	0-22137	66-0532217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Jesús T. Pinero Ave., Hato Rey, San Juan, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
Exhibit 99.1 Amendment No. 3 dated June 6, 2002
Exhibit 99.2 Press Release dated June 7, 2002
SIGNATURE
Amend. No.3 to Agreement & Plan of Reorganization
Press Release

Item 5. OTHER EVENTS

     On June 7, 2002, R&G Financial Corporation (the “Company”), announced that it had completed the acquisition of The Crown Group, Inc., a Florida corporation (“Crown”), and its wholly owned savings bank subsidiary, Crown Bank, a Federal Savings Bank (“Crown Bank”), pursuant to the terms of the Agreement and Plan of Reorganization dated December 19, 2001, as amended (the “Agreement”), entered into by the Company, its wholly owned subsidiary, R&G Acquisition Holdings Corporation, a Florida corporation, Crown and Crown Bank (the “Acquisition”).  Attached hereto as Exhibit 99.1 is an amendment to the Agreement entered into on June 6, 2002, in connection with the closing of the transaction. Attached hereto as Exhibit 99.2 is the press release issued by the Company announcing the completion of the Acquisition.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)      Not applicable.

     (b)      Not applicable.

     (c)      The following exhibits are included with this Report:

Exhibit 99.1	Amendment No. 3 dated June 6, 2002 to the Agreement and Plan of Reorganization dated December 19, 2001, as amended, by and among R&G Financial, R&G Acquisition Holdings Corporation, The Crown Group, Inc. and Crown Bank, a Federal Savings Bank.

Exhibit 99.2	Press Release dated June 7, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R&G FINANCIAL CORPORATION

	By:	/s/ Joseph R. Sandoval

Joseph R. Sandoval
Chief Financial Officer

Date: June 7, 2002.